UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2015
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, MA		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Skyworks Solutions, Inc. (the “Company”), held on May 19, 2015 (the “Annual Meeting”), the Company’s stockholders approved the Company’s 2015 Long-Term Incentive Plan (the “2015 Plan”). The 2015 Plan had previously been adopted by the Company’s Board of Directors subject to stockholder approval.

A description of the terms of the 2015 Plan was included in Proposal 4 of the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on April 8, 2015, in connection with the Annual Meeting (the “Proxy Statement”) and is incorporated by reference herein.

The 2015 Plan provides for the grant of nonqualified stock options, restricted stock awards, restricted stock units, performance awards, dividend equivalents, stock appreciation rights, and other stock unit awards. The 2015 Plan allows for the issuance of up to 9.75 million shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”), plus such additional number of shares of Common Stock (up to 22.3 million shares) as is equal to the sum of (i) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2005 Long-Term Incentive Plan, as amended (the “Prior Plan”), that remained available for grant under the Prior Plan as of the date of stockholder approval of the 2015 Plan, and (ii) the number of shares of Common Stock subject to awards granted under the Prior Plan which awards expire, terminate, or are otherwise surrendered, canceled, forfeited, or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right after the date of stockholder approval of the 2015 Plan.

Employees, officers, and consultants of the Company and of its future parent or subsidiary corporations and any other business venture in which the Company has a controlling interest (as determined by the Company’s Board of Directors) are eligible to be granted Awards under the 2015 Plan. The Company’s Board of Directors has authorized the Compensation Committee of the Board of Directors to administer the 2015 Plan, unless otherwise determined by the Board of Directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders were asked to consider and vote on five proposals that are described in the Proxy Statement. The results of the voting on each of those proposals were as follows:

1.    The Company’s stockholders elected each of David J. Aldrich, Kevin L. Beebe, Timothy R. Furey, Balakrishnan S. Iyer, Christine King, David P. McGlade, David J. McLachlan, and Robert A. Schriesheim to serve as a director of the Company until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The voting results with respect to each director elected at the Annual Meeting are set forth in the following table:

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
David J. Aldrich	124,453,789	4,710,241	877,333	34,618,123
Kevin L. Beebe	128,243,504	1,439,269	358,590	34,618,123
Timothy R. Furey	128,325,555	1,353,605	362,203	34,618,123
Balakrishnan S. Iyer	126,655,303	3,002,794	383,266	34,618,123
Christine King	128,806,411	885,126	349,826	34,618,123
David P. McGlade	129,057,386	622,006	361,971	34,618,123
David J. McLachlan	127,796,950	1,886,169	358,244	34,618,123
Robert A. Schriesheim	129,386,439	309,377	345,547	34,618,123

2.    The Company’s stockholders ratified the selection by the Company’s Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s 2015 fiscal year.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
161,404,688	2,587,998	666,800	0

3.    The Company’s stockholders voted to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
124,772,690	4,668,130	600,543	34,618,123

4.    The Company’s stockholders voted to approve the 2015 Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
110,587,460	18,908,064	545,839	34,618,123

5.    The Company’s stockholders voted to approve a non-binding stockholder proposal regarding simple majority voting.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
98,542,626	30,690,467	808,270	34,618,123

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 26, 2015	By:	/s/ Mark V.B. Tremallo
	Name:	Mark V.B. Tremallo
	Title:	Vice President, General Counsel and Secretary